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KPMG Peat Marwick LLP Letterhead

                         Independent Auditors' Consent
                         -----------------------------

The Board of Directors
The Minnesota Mutual Life Insurance Company and
Policy Owners of Minnesota Mutual Variable Life Account:

We consent to the use of our reports included herein and to the reference to our Firm under the heading "EXPERTS" in Part I of the Registration Statement.

                             KPMG Peat Marwick LLP

Minneapolis, Minnesota
April 23, 1997